Exhibit 21.1

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

List of Subsidiaries

Canada

1039596 B.C. Unlimited Liability Company

8997896 Canada Inc.

1013414 B.C. Unlimited Liability Company

1013421 B.C. Unlimited Liability Company

1011778 B.C. Unlimited Liability Company

1014364 B.C. Unlimited Liability Company

1014369 B.C. Unlimited Liability Company

1019334 B.C. Unlimited Liability Company

1016864 B.C. Unlimited Liability Company

P11 Limited Partnership

1016872 B.C. Unlimited Liability Company

P22 Limited Partnership

1016878 B.C. Unlimited Liability Company

P33 Limited Partnership

1016883 B.C. Unlimited Liability Company

P44 Limited Partnership

1024670 B.C. Unlimited Liability Company

1024678 B.C. Unlimited Liability Company

1026672 B.C. Unlimited Liability Company

1028539 B.C. Unlimited Liability Company

TDLdd Holdings ULC

TDLrr Holdings ULC

1029261 B.C. Unlimited Liability Company

1016869 B.C. Unlimited Liability Company

1016893 B.C. Unlimited Liability Company

BK Canada Service ULC

1057639 B.C. Unlimited Liability Company

1057772 B.C. Unlimited Liability Company

1057837 B.C. Unlimited Liability Company

1057490 B.C. Unlimited Liability Company

Burger King Canada Holdings Inc.

Burger King Saskatchewan Holdings Inc.

CLP-lax Limited Partnership

GPAir Limited

Grange Castle Holdings Limited

The TDL Group Corp.

Tim Hortons Advertising and Promotion Fund (Canada) Inc.

Restaurant Brands Holdings Corporation

Restaurant Brands Manage 2016 ULC

Tim Hortons Canadian IP Holdings Corporation

Argentina

BK Argentina Servicios, S.A.

Brazil

Burger King du Brasil Assessoria a Restaurantes Ltda.

China

BK (Shanghai) Business Information Consulting Co., Ltd.

Burger King (Shanghai) Commercial Consulting Co. Ltd.

Germany

Burger King Beteiligungs GmbH

BK Grundstuecksverwaltung Beteiligungs GmbH

BK Grundstuecksverwaltung GmbH & Co. KG

Hong Kong

Ansons Holding Limited

Italy

Burger King Italia S.r.l.

Japan

Burger King Japan Ad Fund K.K.

Luxembourg

Burger King (Luxembourg) 2 S.a.r.l

Burger King (Luxembourg) 3 S.a.r.l

Burger King (Luxembourg) S.a.r.l

Tim Hortons International S.a.r.l.

TH Luxembourg S.a.r.l.

Quick International S.a.r.l.

Malaysia

BK ASIAPAC (M) SDN BHD.

Mexico

Adminstracion de Comidas Rapidas, SA de CV

Netherlands

Burger King Nederland Services B.V.

Puerto Rico

Burger King de Puerto Rico, Inc.

Singapore

BK AsiaPac, Pte. Ltd.

South Africa

Burger King South Africa Holdings (Pty) Ltd.

Spain

Burger King General Service Company, S.L.

Switzerland

Burger King Schweiz GmbH

Burger King Europe GmbH

Tim Hortons Restaurants International GmbH

Taiwan

Home Chain Food Ltd.

Turkey

Burger King Gida Sanayi Ve Ticaret Limited Sirketi

United Kingdom

BurgerKing Ltd.

Burger King (United Kingdom) Ltd.

BK (UK) Company Limited

Huckleberry’s Ltd.

Burger King UK Pension Plan Trustee Company Limited

Tim Hortons (Ireland) Limited

U.S.A.

BK Acquisition, Inc.

BK Whopper Bar, LLC

Blue Holdco 1, LLC

Blue Holdco 2, LLC

Blue Holdco 3, LLC

Blue Holdco 22, LLC

Blue Holdco 44, LLC

Blue Holdco 99, LLC

Blue Holdco 440, LLC

Burger King Capital Finance, Inc.

Burger King Corporation

Burger King Holdings, Inc.

Burger King Holdco, LLC

Burger King Interamerica, LLC

Burger King Worldwide, Inc.

New Red Finance Inc.

SBFD Holding Co.

Tim Donut U.S. Limited, Inc.

Tim Hortons USA Inc.

Tim Hortons (New England), Inc.

THD Coffee Co.

The Tim’s National Advertising Program, Inc.

Restaurant Brands International US Services LLC

Uruguay

Jolick Trading, S.A.